Executed in 120 Counterparts
                             No. 12


                                SUPPLEMENTAL INDENTURE



                                Dated January 15, 1996

                                    ______________


                              KENTUCKY UTILITIES COMPANY

                                          TO


                    FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION
                                AND FRANK SGARAGLINO,
                                     AS TRUSTEES


                                    ______________



             (SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE OR DEED OF TRUST
                 DATED MAY 1, 1947, AS AMENDED, HERETOFORE EXECUTED BY
             KENTUCKY UTILITIES COMPANY TO CONTINENTAL ILLINOIS NATIONAL
                          BANK AND TRUST COMPANY OF CHICAGO
                         AND EDMOND B. STOFFT, AS TRUSTEES.)


                                    _____________



                        (PROVIDING FOR FIRST MORTGAGE BONDS,
                           SERIES S, DUE January 15, 2006)

                 THIS SUPPLEMENTAL  INDENTURE,  dated  January  15,  1996
             made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation organized and existing under the laws of the Commonwealths of Kentucky and Virginia (hereinafter commonly referred to as the "Company"), and FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION, a national banking association having its office or place of business in the City of Chicago, Cook County, State of Illinois, successor to Bank of America Illinois, formerly named Continental Bank, National Association and Continental Illinois National Bank and Trust Company of Chicago (hereinafter commonly referred to as the "Trustee"), and FRANK SGARAGLINO (successor Co-Trustee), of the City of Chicago, Cook County, State of Illinois, as Trustees under the Indenture of Mortgage or Deed of Trust dated May 1, 1947, as modified and amended by the several indentures supplemental thereto heretofore executed by and between the Company and the Trustees from time to time under said Indenture of Mortgage or Deed of Trust; said Indenture of Mortgage or Deed of Trust, as so modified and amended, being hereinafter commonly referred to as the "Indenture"; and said Trustees under the Indenture being hereinafter commonly referred to as the "Trustees" or the "Trustees under the Indenture";
             Witnesseth:

                 WHEREAS,  the Company,  by resolution  of its  Board  of
             Directors and the Pricing Committee thereof duly adopted, has determined to issue forthwith an additional series of its bonds to be secured by the Indenture, as hereby modified and amended, such bonds to be known and designated as First Mortgage Bonds, Series S (hereinafter sometimes referred to as the "bonds of Series S" or the "bonds of said Series"), and to be authorized, authenticated and issued only as registered bonds without coupons; and

                 WHEREAS,  the Company  desires, in  accordance with  the
             provisions of Article I, as hereby amended, Section 6(e)  of
             Article II and Article XVI of the Indenture, to execute this supplemental indenture for the purpose of creating and authorizing the bonds of Series S and modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided; and

                 WHEREAS, the  execution and delivery  by the Company  of
             this supplemental indenture have been duly authorized by the Board of Directors of the Company and the Pricing Committee thereof; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

                 WHEREAS, the  bonds of  Series S  are to  be authorized,
             authenticated and issued only in the form of registered bonds without coupons, and each of such bonds and the certificate of the Trustee thereon shall be substantially in the following form, to wit:

                              (Form of bond of Series S)


             No. . . . . .                                $. . . . . . .

                              Kentucky Utilities Company
                            First Mortgage Bond, Series S

             Original
               Issue           Dated           Maturity
               Date            Date              Date            CUSIP

              January 24,      January 15,      January 15,
                  1996            1996              2006



                             Interest
             Interest         Payment           Record
               Rate            Dates            Dates

              5.99%             July 15            July 1
                             January 15         January 1



             REGISTERED OWNER ___________________________________


             PRINCIPAL     AMOUNT    ____________________________________
             DOLLARS


                 Unless  this certificate  is presented by  an authorized
             representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the Registered Owner hereof, Cede & Co., has an interest herein.

                 Kentucky Utilities  Company,  a  Kentucky  and  Virginia
             corporation (hereinafter referred to as the "Company"), for value received, hereby promises to pay to the Registered Owner specified above or registered assigns, the Principal Amount specified above on the Maturity Date specified above, and to pay to the Registered Owner interest on said sum from the Dated Date specified above, at the Interest Rate specified above, payable half-yearly on the Interest Payment Dates specified above, until said principal sum is paid. The interest so payable on any Interest Payment Dates will be paid, subject to certain exceptions provided in the Supplemental Indenture dated January 15, 1996, hereinafter referred to, to the Registered Owner at the close of business of the Trustee on the immediately preceding Record Date. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, or, at the option of the Registered Owner, in like coin or currency, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York. At the option of the Company, interest on this bond shall be payable by check mailed on the Interest Payment Date to the Registered Owner hereof.

                 EXCEPT UNDER THE LIMITED CIRCUMSTANCES  DESCRIBED IN THE
             INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY, A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

                 This bond is  one of the bonds of the Company issued and
             to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated May 1, 1947, executed and delivered by the Company to First Trust of Illinois, National Association (successor to Bank of America Illinois, formerly Continental Bank, National Association and Continental Illinois National Bank and Trust Company of Chicago) (hereinafter referred to as the "Trustee") and Edmond B. Stofft, as Trustees, and the various indentures supplemental thereto each executed and delivered by the Company to the Trustees (including Successor Co-Trustees) under said indenture of mortgage (said indenture of mortgage and said supplemental indentures being hereinafter referred to, collectively, as the
             "Indenture"). Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and Registered Owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided. Bonds of Series S are not subject to redemption prior to maturity.

                 In case  of certain events of  default specified in  the
             Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the Registered Owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture. This bond is transferable by the Registered Owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such transfer a new registered bond or bonds without coupons, of the same series and for the same aggregate principal amount, will be issued to the transferee in exchange herefor; provided, that the Company shall not be required to transfer, exchange or register bonds of Series S during the 10 days next preceding an Interest Payment Date.

                 This bond shall  not be valid  or become  obligatory for
             any   purpose  unless   and   until  it   shall  have   been
             authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee's Certificate endorsed hereon.

                 IN  WITNESS  WHEREOF,  Kentucky  Utilities  Company  has
             caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice Presidents, and its corporate seal or a facsimile thereof to be hereto affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.


                         KENTUCKY UTILITIES COMPANY


                         By ___________________________
                                  President
             ATTEST:

             _________________________
                   Secretary

               This  bond is one  of the  bonds of  the series designated therein, described in the within mentioned Indenture.

                                     FIRST TRUST OF ILLINOIS, NATIONAL
                                             ASSOCIATION
                                       as Trustee

                                     By _______________________________
                                          Authorized Officer

                          (End of form of bond of Series S)



                 NOW, THEREFORE, in consideration of the premises and  of
             the sum of One Dollar ($1.00) duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustees under the Indenture their title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture and for the purpose of further securing the due and punctual payment of the principal of and interest and the premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, trans-ferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION and FRANK SGARAGLINO, as Trustees under the Indenture as therein provided, and the successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal (1) which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise, and which at the date hereof are owned by the Company, and (2) which shall be acquired by the Company, through construction, purchase, consolidation, merger, or otherwise, on or subsequent to the date hereof, together, in each case, with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, or hereafter acquired, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and choses in action not specifically assigned to and pledged with the Trustee or
             Trustees under the Indenture, and (c) all lamps and supplies, machinery, appliances, goods, wares, merchandise, commodities, equipment, apparatus, materials and/or supplies acquired or held by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil, ore, copper and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture.

                 Without  in  any   way  limiting   or  restricting   the
             generality of the foregoing description or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto said FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION and FRANK SGARAGLINO, as Trustees under the Indenture, and unto their successor or successors in trust, and their assigns, under the trusts and for the purposes of the Indenture, as hereby amended, the properties described in Section 5 of Article III of this supplemental indenture (said description being incorporated herein by reference with the same force and effect as if set forth at length herein), and which properties have been acquired by the Company, through construction, purchase, consolidation or merger, or otherwise, and which are owned by the Company at the date of the execution hereof together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining.

                 TO  HAVE  AND  TO HOLD  all  said  property, rights  and
             interests hereinabove described or referred to and conveyed, assigned, pledged or mortgaged, or intended to be conveyed, assigned, pledged or mortgaged, together with the rents, issues, products and profits therefrom unto said FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION and FRANK SGARAGLINO, as Trustees under the Indenture, as hereby modified and amended, and unto their successor or successors in trust forever, BUT IN TRUST, NEVERTHELESS, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby modified and amended.

                 And  upon  the  considerations  and  for  the   purposes
             aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby modified and amended, of bonds of Series S and to fix the terms, provisions and characteristics of the bonds of said Series, and to modify and amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:

                                      ARTICLE I

                 Section 1. A series of bonds issuable under the Indenture, as hereby modified and amended, and to be known and designated as "First Mortgage Bonds, Series S" (herein-after in this Article sometimes referred to as the "bonds of Series S" or as the "bonds of said Series"), and which shall be executed, authenticated and issued only in the form of registered bonds without coupons, is hereby created and authorized. The bonds of said Series shall be substantially in the form thereof hereinbefore recited. If so directed by the Company, the bonds of Series S shall be issued as a single global security for each maturity thereof and registered in the name of The Depository Trust Company or its nominee or successor under a "book-entry-only" system pursuant to a letter of representation between the Company and the Trustee and said depository. Each bond of said Series shall be dated as of the Interest Payment Date thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of the date of issue, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the Dated Date; and the bonds of said Series shall be due and payable on the Maturity Date hereinabove specified in the form of bond, shall bear interest from the date thereof at the Interest Rate per annum specified in the form of bond, payable half-yearly on the Interest Payment Dates specified in the form of bond in each year to the Registered Owners as specified on the registry books of the Trustee on the close of business on the applicable Record Date as hereinafter provided; shall be payable both as to principal and interest, at the office or agency of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, or at the option of the Registered Owner, in like coin or currency, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York; and, at the option of the Company, shall be payable as to interest by check mailed on the Interest Payment Date to the Registered Owner thereof. So long as any "book-entry-only" system is in effect, the bonds of said Series shall be paid as provided in the letter of representation referred to above.

                 Anything contained  in Section  14 of Article  I of  the
             Indenture (or elsewhere in the Indenture) to the contrary notwithstanding, only the person in whose name any of the bonds of Series S is registered (the "Registered Owner") at the close of business on any Record Date (as hereinafter defined) with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such bonds upon any transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of said Series are registered on the record date to be established by the Trustees for payment of such defaulted interest.

                 The term  "Record Date" as used  in this  Article I with
             respect to any Interest Payment Date applicable to the bonds of said Series (other than an Interest Payment Date for the payment of defaulted interest) shall mean the applicable Record Date specified in the form of bond next preceding such Interest Payment Date, or, if such Record Date shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, or the Borough of Manhattan, City of New York, State of New York, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

                 The  bonds  of Series  S are  not subject  to redemption
             prior to maturity.

                 Section 2. The bonds of said Series shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided in or permitted by Section 6 of Article I of the Indenture, as follows:

                 (a) bonds of said Series executed on behalf of the Company by its President or a Vice President and by its Secretary or an Assistant Secretary may be so executed by the manual or facsimile signature of such President or Vice President and of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issuance or delivery of any of such bonds of said Series, and any such manual or facsimile signature or signatures of such officer or officers of the Company as above provided, on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby modified and amended, and shall be valid and effective for all purposes provided that all bonds of said Series shall always be executed on behalf of the Company by the manual or facsimile signature of its President or a Vice President and of its Secretary or an Assistant Secretary, as above provided, and provided, further, that none of such bonds shall be executed on behalf of the Company by the manual or facsimile signature of the same officer or person acting in more than one capacity; and

                 (b) such corporate seal of the Company may be facsimile, and any bonds of said Series on which such facsimile seal of the Company shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purpose of the Indenture, as hereby modified and amended, and such facsimile seal shall be valid and effective for all purposes.

                 The Company shall not be required to transfer,  exchange
             or register bonds of said Series during the 10 days next preceding an Interest Payment Date.

                 Section 3. (a) Except as provided in subsections (c) and (g) below, the holder of all of the bonds of Series S shall be The Depository Trust Company ("DTC") and the bonds of said Series shall be registered in the name of Cede & Co., as nominee for DTC.

                 (b) The bonds of Series S shall be initially issued in the form of a single authenticated fully registered certificate in the name of Cede & Co. and in the principal amount of the bonds of Series S (a "Global Bond"). Upon initial issuance, the ownership of such bonds of said Series shall be registered in the bond register kept by the Trustee in the name of Cede & Co., as nominee of DTC. So long as the bonds of said Series are evidenced by a Global Bond, the Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive holder of the bonds of Series S registered in its name for the purposes of payment of the principal of, premium, if any, and interest on the bonds of said Series or portion thereof to be redeemed, and of giving any notice permitted or required to be given to holders under the Indenture and neither the Trustee nor the Company shall be affected by any notice to the contrary. The Trustee shall pay all principal of, premium, if any, and interest on the bonds of Series S registered in the name of Cede & Co. only to or "upon the order of" DTC (as that term is used in the Uniform Commercial Code as adopted in Illinois and New York), and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of, premium, if any, and interest on such bonds of said Series to the extent of the sum or sums so paid. Except as otherwise provided in
             Section 3(c) and (g) below, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of, premium, if any, and interest on the bonds of said Series. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provision of the Indenture with respect to transfers of bonds, the word "Cede & Co." in this supplemental indenture shall refer to such new nominee of DTC.

                 (c)     Any Global Bond shall be exchangeable for  bonds
             of Series S in certificated form registered in the names of Participants and/or Beneficial Owners if, but only if, (i) DTC notifies the Company that it is unwilling or unable to continue as depository for bonds of said Series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (ii) the Company instructs the Trustee that such Global Bond shall be exchangeable or (iii) there shall have occurred and be continuing an event of default or an event that with notice or passage of time, or both, would constitute an event of default. In any such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article I of the Indenture and Section 1 of Article I of this supplemental indenture. The Company shall pay all costs in connection with the production, execution and delivery of such bond certificates. If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment and principal of, premium, if any, and interest on such certificates.

                 (d) Notwithstanding any other provision of this supplemental indenture to the contrary, so long as any bonds of Series S are evidenced by a Global Bond, registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on the bonds of said Series and all notices with respect to the bonds of said Series shall be made and given, respectively, to DTC as provided in the representation letter relating to the bonds of said Series among DTC, the Trustee and the Company. The Trustee is hereby authorized and directed to comply with all terms of the representation letter.

                 (e) In connection with any notice or other communication to be provided pursuant to the Indenture for the bonds of Series S by the Company or the Trustee with respect to any consent or other action to be taken by the holders of the bonds of said Series, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole holder.

                 (f) NEITHER THE TRUSTEE NOR THE COMPANY SHALL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY OF DTC'S PARTICIPANTS (EACH, A "PARTICIPANT"), ANY PERSON CLAIMING A BENEFICIAL OWNERSHIP IN THE BONDS OF SERIES S UNDER OR THROUGH DTC OR ANY PARTICIPANT (EACH, A "BENEFICIAL OWNER"), OR ANY OTHER PERSON WHICH IS NOT SHOWN ON THE BOND REGISTER MAINTAINED BY THE TRUSTEE AS BEING A HOLDER, WITH RESPECT TO
             (i) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (ii) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE BONDS OF SAID SERIES; (iii) ANY NOTICE WHICH IS PERMITTED OR REQUIRED TO BE GIVEN TO HOLDERS UNDER THE INDENTURE OF BONDS OF SAID SERIES; (iv) THE SELECTION BY

             DTC OR ANY PARTICIPANT OF ANY PERSON TO RECEIVE PAYMENT IN THE EVENT OF A PARTIAL REDEMPTION OF THE BONDS OF SERIES S; OR (v) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS BONDHOLDER.

                 SO LONG AS CEDE  & CO. IS  THE REGISTERED HOLDER OF  THE
             BONDS OF SERIES S AS NOMINEE OF DTC, REFERENCES HEREIN TO THE BONDS OF SAID SERIES OR REGISTERED HOLDERS OF THE BONDS OF SAID SERIES SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS OF SAID SERIES NOR DTC PARTICIPANTS.

                 (g) No Global Bond may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

                 (h) Upon the termination of the services of DTC with respect to the bonds of Series S pursuant to subsection
             (c) of this Section 3 after which no substitute book-entry depository is appointed, the bonds of said Series shall be registered in whatever name or names holders transferring or exchanging bonds of said Series shall designate in accordance with the provisions of the Indenture.

                                      ARTICLE II

                 Section 1.  Section  10 of Article III  and Section 1 of
             Article VII of the Indenture are each hereby amended to provide that the Company covenants and agrees to observe and comply with the provisions of said sections as so amended hereby so long as the bonds of Series S are outstanding. The bonds outstanding on the date hereof to which said
             Section 10 applies are Series K, Nos. 7, 8, Series P, Nos. 1B, 2B, 3B and 4B, Series Q, Nos. 9 and 10 and Series R. The bonds outstanding on the date hereof to which said
             Section 1 applies are Series K, P, Q and R.

                                     ARTICLE III

                 Section 1. The provisions of this supplemental indenture shall be effective from and after the execution hereof; and the Indenture, as hereby modified and amended, shall remain in full force and effect.

                 Section 2. Each holder or registered owner of a bond of any series not now outstanding which shall be authenticated by the Trustee and issued by the Company under the Indenture (as hereby amended) subsequent to the execution of this supplemental indenture and of any coupon pertaining to any such bond, by the acquisition, holding or ownership of such bond and coupon, thereby consents and agrees to, and shall be bound by, the provisions of this supplemental indenture.

                 Section 3.  Each reference in  the Indenture, or in this
             supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby modified and amended, except where the context otherwise indicates.

                 Section 4. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby modified and amended.

                 This supplemental  indenture  has  been  executed  in  a
             number of identical counterparts, each of which so executed shall be deemed to be an original.

                 At  the  time of  the  execution  of  this  supplemental
             indenture, the aggregate principal amount of all indebtedness outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby modified and amended, is $580,130,000, consisting of and represented by First Mortgage Bonds of the Company of the following series:

                    Interest       Maturity                  Principal
             Series   Rate           Date                      Amount

              K      7 3/8         December 1, 2002        $35,500,000(a)
              No. 7  7 3/8         May 1, 2010               4,000,000
                     7.60          May 1, 2020               8,900,000
              No. 8  7.45          September 15, 2016       96,000,000
              P      7.92          May 15, 2007             53,000,000
                     8.55          May 15, 2027             33,000,000
              No. 1B 6 1/4         February 1, 2018         20,930,000
              No. 2B 6 1/4         February 1, 2018          2,400,000
              No. 3B 6 1/4         February 1, 2018          7,200,000
              No. 4B 6 1/4         February 1, 2018          7,400,000
              Q      5.95          June 15, 2000            61,500,000
                     6.32          June 15, 2003            62,000,000
              No. 9  5 3/4         December 1, 2023         50,000,000
              No. 10 Variable      November 1, 2024         52,300,000(b)
              R      7.55          June 1, 2025             50,000,000
              S      (c)           January 15, 2006         36,000,000(d)

             _________

             (a) To be paid and discharged not more than 90 days after issuance of Series S.

             (b) An additional $1,700,000 remains authorized to be issued.

             (c)    At the Interest Rate specified in the form of bond.

             (d) To be presently issued by the Company under the Indenture, as hereby modified and amended.

                 All  of said bonds of  Series K, Series  P, Series Q and
             Series R, respectively, were sold by the Company to, and upon the issue thereof were owned and held by, the corporations and partnerships whose names and residences are stated in the Supplemental Indentures dated December 1, 1972, May 15, 1992, June 15, 1993 and June 1, 1995, respec-
             tively, executed by the Company to the Trustees under said Indenture as heretofore modified and amended.

                 All of said bonds of Series No. 7  and Series No. 8 were
             heretofore issued, and upon the issuance thereof were held by, First Security National Bank and Trust Company, One First Security Plaza, Lexington, Fayette County, Kentucky 40507, as trustee (now succeeded by Bank One, Lexington, N.A.).

                 All  of  said  bonds   of  Series  No.   1B  through  4B
             inclusive, Series No. 9 and Series No. 10 were heretofore issued and delivered by the Company to, and upon the issuance thereof were held by, Bank One, Lexington, N.A., 201 East Main Street, Lexington, Fayette County, Kentucky 40507, as trustee.

                 The   Thirty-Six   Million  Dollars   ($36,000,000)   in
             principal amount of bonds of Series S proposed to be presently issued by the Company under the Indenture, as hereby modified and amended, are to be issued and delivered by the Company to, and upon the issuance thereof will be owned by, Goldman, Sachs & Co., 85 Broad Street, New York, New York and J.J.B. Hilliard, W.L. Lyons, Inc., 501 South Fourth Avenue, Louisville, Kentucky.

                 Section 5. The Company hereby gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto the Trustee under the Indenture, upon the trusts and for the purposes of the Indenture, as hereby modified, the following described properties:

               FIRST: The  following described  electric substations  and switching stations of the Company located in Kentucky:

                    Item   1:   The  69   kV   switching   station   near
               Madisonville in Hopkins County.

                    Item 2: The 69 kV switching station near Pineville in Harlan County.

               SECOND:  The  following  described  electric  transmission lines of the Company located in Kentucky:

                    Item 1.  The 138  kV single  circuit steel  pole line
               extending  from  the  Ghent/Kenton   line  to  the  Butler
               Substation near Butler in Pendleton County.

                    Item 2. The 69 kV single circuit wood pole line extending from the Boyle County/Lancaster line to the Danville #582 Substation near Danville in Boyle County.

                    Item 3. The 69 kV single circuit extension from the Lake Reba/Paint Lick line to the Berea Substation near Berea in Madison County.

                    Item 4. The 138 kV single circuit extension from the Brown North/Higby Mill #2 line to the Clays Mill Substation near Lexington in Fayette County.

                    Item 5. The 69 kV single circuit wood pole line extending from the Rocky Branch/Pocket line near Liggett in Harlan County.

                    Item 6. The 69 kV single circuit wood pole line extending form the Lancaster/Dix line near Lancaster in Garrard County.

                    Item 7. The 69 kV single circuit wood pole line extending from the Cimarron Tap line to the Andalex
               Island  Mine   metering  structure  near  Madisonville  in
               Hopkins County.

               THIRD:   The  following  described  electric  transmission
             lines of the Company located in Virginia:

                    Item 1. The 34.5 kV single circuit wood pole line extending from the Dorchester/Andover 34.5 kV line to the Canepatch metering structure near Canepatch in Wise County.

                    Item 2. The 34.5 kV single circuit wood pole line extending form the Pardee Tap line to the new Potcamp metering structure near Potcamp in Wise County.

                    Item 3. The 69 kV single circuit wood pole line attending from the Imboden/Dorchester 69 kV line to the Bear Branch Substation near Norton in Wise County.

               FOURTH:   The  following  described  real  estate  of  the
             Company situated in Carroll County, Kentucky.

               Beginning at a point in the easterly line of a tract as conveyed to Harold Swango and recorded in Deed Book 98, Page 25, in the Carroll County Court Clerk s Office, said point being at the northwest corner of a tract as conveyed to Elizabeth O Neal by the will of T. W. O Neal, appearing of record in Will Book 9, Page 52, in the aforementioned County Clerk s Office, and said point having coordinate values of North 841.310'; West 6578.167 as related to the Control System for Kentucky Utilities Ghent Generating Station; thence with the east line of Swango North 20 deg. 37 min. 34 sec. West 1109.63 feet to a point in the south line of the Kentucky Utilities Company tract, said point being at the northeast corner of the Swango tract; thence leaving the line of Swango and with the southerly line of the Kentucky Utilities Company tract North 65 deg. 08 min. 21 sec. East 1991.24 feet to an iron pin; thence North 25 deg. 15 min. 24 sec. West 709.81 feet to an iron pin; thence North 81 deg. 36 min. 54 sec. East 1142.51 feet to an iron pin; thence South 25 deg. 40 min. 46 sec. East 197.82 feet to an iron pin; thence North 67 deg. 47 min. 06 sec. East 1080.39 feet to a point at the Northwest corner of a tract as conveyed to William Gex and Nancy E. Diuguid by deed dated 2 January, 1973 and of record in Deed Book 77, Page 490, and also deed dated 28 March, 1985 and of record in
               Deed Book 99, Page 71, in the aforementioned County Clerk s Office; thence leaving the southerly line of the Kentucky Utilities Company tract and with a fence, the westerly line of Diuguid South 21 deg. 11 min. 52 sec. East 2024.50 feet to a fence post; thence with a fence, the northerly line of Diuguid South 65 deg. 17 min. 23 sec. West 435.58 feet to a fence post; thence South 80 deg. 45 min. 36 sec. West 387.01 feet to a fence post; thence South 66 deg. 47 min. 38 sec. West 122.32 feet to a fence post; thence North 71 deg. 37 min. 54 sec. West
               68.18 feet to a fence post; thence South 79 deg. 15 min. 54 sec. West 111.53 feet to a fence post; thence South 70 deg. 40 min. 21 sec. West 704.83 feet to a wooden fence post in the east line of the previously mentioned O Neal tract; thence leaving the northerly line of Diuguid and with the easterly line of O Neal and a fence North 24 deg. 19 min. 03 sec. West 441.59 feet to a corner fence post; thence with the northerly line of O Neal and a fence South 79 deg. 46 min. 29 sec. West 760.53 feet to a fence post; thence South 81 deg. 24 min. 34 sec. West

               263.05 feet to a corner fence post; thence South 18 deg. 57 min. 54 sec. West 233.77 feet to a point; thence South 65 deg. 27 min. 56 sec. West 610.52 feet to a fence post; thence South 63 deg. 23 min. 46 sec. West 570.34 feet to the point of beginning and containing 149.185 acres, being the description set forth in that property line map of Fuller, Mossbarger, Scott and May, which is attached hereto and made a part hereof, and being the property acquired by the Company by deed dated July 20, 1995 and recorded in Deed Book 124, Page 273, Carroll County Court Clerk s Office.

               FIFTH: The following described real estate of the  Company situated in Fayette County, Kentucky:

               All of Parcel 1 of the Consolidation Minor Final Record Plat, Kentucky Utilities Company Lansdowne Substation Property of record in Plat Cabinet J, Slide 705, in the Office of the Fayette County Clerk being known and designated as a portion of Lansdowne-Merrick Park, Lexington, Fayette County, Kentucky, and being the property acquired by the Company by deed dated July 19, 1995 and recorded in deed Book 1797, Page 598, Fayette County Court Clerk s Office.

               SIXTH: The following described real estate of the  Company situated in Grayson County, Kentucky:

               BEGINNING at a stake in the east right of way of Wallace Avenue, thence N 63 degrees 00' 02" E, 153.24 feet to a stake, thence S 56 degrees 56' 55" E, 193.60 feet to a stake, thence S 18 degrees 36' 07" W 230.42 feet to a stake, thence N 71 degrees 30' 56" W, 155.56 feet to a stake in the east right of way of Wallace Avenue, thence along the meanders of Wallace Avenue N 17 degrees 51' 17" W 104.65 feet to a stake, thence N 23 degrees 26' 22" W
               114.65 feet to the point of beginning, containing 1.36 acres, more or less, as determined by a survey made August 12, 1994 by Clemons Lane Surveying, Inc. R.L.S. 2811, and being the property acquired by the Company by deed dated April 13, 1995 and recorded in Deed Book 252, Page 55, Grayson County Court Clerk s Office.

               SEVENTH:  The  following   decribed  real  estate  of  the
             Company situated in Harlan County, Kentucky:

                    Item 1: Beginning at a steel pin set in the line of the Cornelius property and at the northwest corner of the Jeffrey Howard property;

                    thence  N 11  50'31"  W, 670.87  feet to  a steel pin
               found on a spur, the northeast corner of the Cornelius property;

                    thence continuing up  the spur N 54  23'32" E, 276.42
               feet to a steel pin and cap set on top of the ridge between Coxs Branch and Rock Branch, said point has a blazed 24" oak tree as a witness;

                    thence with  the ridge between  Coxs Branch and  Rock
               Branch, S 83 32'34" E, 440.76 feet to a steel pin set on top of the ridge under a 500kv electric transmission line of the Kentucky Utilities Company and at the south right-of-way of an old electric transmission line which has been removed;

                    thence   with   the  south   right-of-way   of   said
               transmission line  which has been removed, S 12  34'42" E,
               881.45 feet to a steel pin in the center of Coxs Branch;

                    thence down and  with the center of Coxs Branch,  the
               following five courses: S 42 33' 28" W, 57.76 feet to a point in ledge rock in the center of Coxs Branch;

                    thence S  77  28'16"  W, 147.87  feet to  a point  in
               ledge rock in the center of Coxs Branch;

                    thence S  14  56'17" W, 24.63  feet a  point in ledge
               rock in the center of Coxs Branch;

                    thence S  82  37'  17" W, 92.73  feet to  a point  in
               ledge rock in the center of Coxs Branch;

                    thence  N 76   28'08" W,  40.84  feet  to a  point in
               ledge rock in the center of Coxs Branch, a common corner with Jeffrey Howard, a steel pin and cap witness on the bank bears N 10 26'35" E, 10.28 feet;

                    thence with the line of Jeffrey Howard, N 63   58'46"
               W,  440.17 feet  to  the point  of  beginning,  containing
               14.32 acres as surveyed by David A. Atwell, Kentucky Registered Surveyor, License Number 2063, June 16, 1995, and being the property acquired by the Company by deed dated August 10, 1995 and recorded in Deed Book 320, Page 37, Harlan County Court Clerk s Office.

                    Item 2. Beginning at a steel pin found in the north right-of-way of Kentucky Highway 72, at the southeast corner of the Cornelius property;

                    thence with the Cornelius property line N 11   38'28"
               W, 323.29 feet to a steel pin set this survey;

                    thence leaving the  Cornelius line and with the  line
               of a tract to be conveyed by Josh Howard to the Kentucky Utilities Company, S 63 58'46" E, 440.17 feet to a mark on ledge rock in the center of Coxs Branch, a steel pin witness set on the bank of Coxs Branch bears N 10 26'35" W, 10.28 feet;

                    thence down  and with the center  of Coxs Branch  the
               following six courses: N 71 13'01" W, 14.41 feet to a mark on ledge rock in the center of Coxs Branch;

                    thence S 72  01'34" W,  70.88 feet to a mark on ledge
               rock in the center of Coxs Branch;

                    thence S 69  04'11" W, 62.00 feet to a mark on  ledge
               rock in the center of Coxs Branch;

                    thence S 58  08'49" W, 78.43  feet to a mark on ledge
               rock in the center of Coxs Branch;

                    thence  S 62  54'14" W, 48.59 feet to a mark on ledge
               rock in the center of Coxs Branch;

                    thence S 53  30'25" W, 63.73 feet  to a steel pin set
               in the center of Coxs Branch at the north right-of-way of Kentucky Highway 72;

                    thence with  the said  right-of-way N  60  17'26"  W,
               34.83 feet to the point of beginning, containing 1.28 acres by survey of David A. Atwell, Kentucky Registered Surveyor License Number 2063, June 16, 1995, and being the property acquired by the Company by deed dated August 10, 1995 and recorded in Deed Book 320, Page 41, Harlan County Court Clerk s Office.

               EIGHTH:  The  following  described  real  estate  of   the
             Company situated in McCracken County, Kentucky:

               Beginning at a point which is the intersection of the centerline of the Woodville-Heath Road (KY 725) with the east R/W line of Rice Springs Road (KY 995); thence S 15 degrees 00' W 662.00 feet along the east R/W line of Rice Springs Road to a point; thence S 70 degrees 00' E 425.6 feet to an iron pin, said iron pin being the northeast corner of Grantee s 100' x 100' substation lot and also the "true" point of beginning for this survey; thence

                    1. S 20 degrees 00' W 100.00 feet along the east side of Grantee s lot to an iron pin;

                    2. N 70 degrees 00' W 100.00 feet along the south side of Grantee s lot to an iron pin;

                    3. S 20 degrees 00' W 22.47 feet along a line common to the Grantors property to an iron pin;

                    4. S 71 degrees 37' 49" E 150.06 feet along a line common to the James E. Beasley, Jr., property to an iron pin;

                    5. N 20 degrees 00' E 118.20 feet along a line common to Grantors property to an iron pin;

                    6. N 70 degrees 00' W 50.00 feet along a line common to Grantors property to the "true" point of beginning, containing .185 acres, and being the property acquired by the Company by deed dated June 19, 1995 and recorded in Deed Book 834, Page 836, McCracken County Clerk's Office.

               IN WITNESS WHEREOF, said Kentucky Utilities Company has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and to be attested and countersigned by its Secretary, and said First Trust of Illinois, National Association, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Vice Presidents, Assistant Vice Presidents or Trust Officers, and said Frank Sgaraglino, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed and sealed this instrument; all as of the day and year first above written.


                                        KENTUCKY UTILITIES COMPANY


                                        By        /s/ O. M. Goodlett
                                                  O. M. Goodlett
                                              Senior Vice President

            Attest:     /s/ George S. Brooks II
                        George S. Brooks II
                        General Counsel
                         and Secretary                    (Corporate Seal)



                                        FIRST TRUST OF ILLINOIS, NATIONAL
                                             ASSOCIATION



                                        By   /s/ Steven E. Charles
                                             Steven E. Charles
                                             Vice President



          Attest:  /s/ Larry Kusch
                   Larry Kusch
                   Asst. Vice President
                                                           (Corporate Seal)



                                        /s/ Frank Sgaraglino
                                        FRANK SGARAGLINO
                                                                      (Seal)

          Commonwealth of Kentucky )
                                   ) ss:
          County of Fayette        )

               I, Rella M. Evans, a Notary Public in and for said County in the Commonwealth aforesaid, do hereby certify that O. M. Goodlett, Senior Vice President of Kentucky Utilities Company, a Kentucky and Virginia corporation, and George S. Brooks II, General Counsel and Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged before me that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth; and said O. M. Goodlett, upon oath, acknowledged himself to be Senior Vice President of said corporation and that, as such officer, being authorized so to do, he executed said instrument for the purposes therein contained, by signing the name of said corporation thereto by himself as such officer.

               Given under my hand and official seal this 18th day of January, 1996.


                                             /s/ Rella M. Evans
                                             Rella M. Evans
                                            Notary Public
          (Notarial Seal)
                               My commission expires: November  20, 1999

          State of Illinois        )
                                   ) ss:
          County of Cook           )

               I, David W. Traubert, a Notary Public in and for said County in the State aforesaid, do hereby certify that:

               (a) Steven E. Charles, a Vice President of First Trust of Illinois, National Association, a national banking association, and Larry Kusch, an Assistant Vice President of said association, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice
          President and Assistant Vice President of said association, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged before me that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act and deed of said association, for the uses and purposes therein set forth; and said Steven E. Charles, upon oath, acknowledged himself to be a Vice President of said association and that, as such officer, being authorized so to do, he executed said instrument for the purposes therein contained, by signing the name of said association thereto by himself as such officer; and

               (b) Frank Sgaraglino, personally known to me to be the same person described in, and whose name is subscribed to, the foregoing instrument, appeared before me this day in person and acknowledged before me that he executed, signed, sealed and delivered said instrument as his free and voluntary act and deed, for the uses and purposes therein set forth.

               Given under my hand and official seal this 18th day of January, 1996.


                                        /s/ D. W. Traubert
                                        D. W. Traubert
                                        Notary Public

          (Notarial Seal)




               This instrument was prepared by George S. Brooks II, Esq., One Quality Street, Lexington, Kentucky 40507.


                                             /s/ George S. Brooks II
                                             George S. Brooks II